Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 6, 2026, with respect to the consolidated financial statements of Rackspace Technology, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Antonio, Texas
July 9, 2026